AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                              DECEMBER 23, 2003
                      REGISTRATION STATEMENT NO. 333-

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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      --------------------------------

                                 FORM S-8
                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933
                      --------------------------------

                        TRANSATLANTIC HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                                   13-3355897
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

                  80 Pine Street, New York, New York 10005
       (Address, including zip code, of principal executive offices)
           Transatlantic Holdings, Inc. 2003 Stock Incentive Plan
                          (Full title of the plan)
                              Gary A. Schwartz
                               Vice President
                            and General Counsel
                               80 Pine Street
                          New York, New York 10005
                               (212) 770-2000

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                     PROPOSED      PROPOSED
TITLE OF SECURITIES     AMOUNT       MAXIMUM        MAXIMUM       AMOUNT OF
  TO BE REGISTERED      TO BE        OFFERING      AGGREGATE     REGISTRATION
                      REGISTERED     PRICE PER      OFFERING        FEE
                         (1)          SHARE (2)    PRICE (2)
-------------------------------------------------------------------------------
Common Stock, par       500,000       $76.39       $38,195,000    $3,089.98
value $1.00 per share   shares
-------------------------------------------------------------------------------

1. This registration statement also relates to an indeterminate number of additional shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

2. Estimated solely for purposes of calculating the registration fee. This estimate has been computed in accordance with Rule 457(c) and (h) (1) and is calculated based upon the average of the high and low sales prices of the Common Stock of Transatlantic Holdings, Inc. on December 16, 2003, as reported on the New York Stock Exchange Composite Tape.

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                                  PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

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                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by Transatlantic Holdings, Inc., ("TRH") with the Securities and Exchange Commission (the "Commission") (File No. 001-10545) and are incorporated herein by reference:

(a) TRH's Annual Report on Form 10-K for the year ended December 31, 2002;

(b) TRH's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

(c) The description of Common Stock contained in the Registration Statement on Form 8-A, dated May 25, 1990, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents filed by TRH after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock to be offered and sold pursuant to the Transatlantic Holdings, Inc. 2003 Stock Incentive Plan, (the "Plan") will be passed upon by Gary A. Schwartz, Esq., Vice President and General Counsel of TRH. Mr. Schwartz is employed by TRH, participates in various TRH employee benefit plans under which he may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

                                   II-1
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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The certificate of incorporation of TRH, as amended, provides that TRH shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of TRH or serves or served any other enterprise at the request of TRH. Section 6.4 of TRH's amended and restated by-laws contains a similar provision. The amended and restated by-laws provide further that service at the request of TRH includes service as a director, officer or employee of TRH with respect to an employee benefit plan. The amended and restated by-laws also provide that TRH may advance litigation expenses to a director or officer upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by TRH.

The certificate of incorporation, as amended, also provides that a director will not be personally liable to TRH or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, TRH and its subsidiaries maintain a directors' and officers' liability insurance policy.

The Plan provides that no member of the board of directors of TRH or the committee established under the Plan or any employee of TRH (each such person a "Covered Person") shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award. The Plan also provides that each Covered Person shall be indemnified and held harmless by TRH against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person, unless the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful misconduct.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits are listed in the exhibit index.

ITEM 9. UNDERTAKINGS

TRH hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                                    II-2
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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by TRH pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of TRH's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TRH in accordance with the provisions described in Item 6 of this registration statement, or otherwise, TRH has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TRH of expenses incurred or paid by a director, officer or controlling person of TRH in the successful defense of any action, suit or proceeding) is asserted against TRH by such director, officer or controlling person in connection with the securities being registered, TRH will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    II-3
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                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of December, 2003.

                        TRANSATLANTIC HOLDINGS, INC.

                 By: /s/  Robert F. Orlich
                     ---------------------------
                     Name:  Robert F. Orlich
                     Title: President and Chief
                            Executive Officer

KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Robert F. Orlich and Steven
S. Skalicky, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                            TITLE                          DATE


/s/ Robert F. Orlich              President, Chief Executive Officer         December 19, 2003
--------------------------------  And Director (Principal Executive Officer)
    (Robert F. Orlich)


/s/ Steven S. Skalicky            Executive Vice President and Chief         December 19, 2003
--------------------------------  Financial Officer (Principal
    (Steven S. Skalicky)          Financial Officer & Principal
                                  Accounting Officer)


/s/ M.R. Greenberg                Chairman of the Board of Directors         December 19, 2003
--------------------------------
    (M.R. Greenberg)


/s/ James Balog                   Director                                   December 17, 2003
--------------------------------
    (James Balog)
=================================================================================================


             SIGNATURE                            TITLE                     DATE


/s/ C. Fred Bergsten                             Director                    December 19, 2003
--------------------------------
    (C. Fred Bergsten)



/s/ Tomio Higuchi                                Director                    December 19, 2003
--------------------------------
    (Tomio Higuchi)



/s/ John J. Mackowski                            Director                    December 19, 2003
--------------------------------
     (John J. Mackowski)



/s/ Edward E. Matthews                           Director                    December 19, 2003
--------------------------------
    (Edward E. Matthews)



/s/ Howard I. Smith                              Director                    December 19, 2003
--------------------------------
    (Howard I. Smith)



/s/ Thomas R. Tizzio                             Director                    December 19, 2003
--------------------------------
    (Thomas R. Tizzio)
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


                               EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION                             LOCATION
------                         -----------                             --------
  4          Instruments defining rights of security holders
             (a) Transatlantic Holdings, Inc.
             Certificate of Incorporation,
             as amended through April 19, 1990 ..................    Filed as exhibit to the
                                                                     Company's Registration
                                                                     Statement (File No. 33-34433)
                                                                     and incorporated herein
                                                                     by reference.

             (b) Transatlantic Holdings, Inc. Certificate of
             Amendment of the Certificate of Incorporation,
             dated May 25, 1999..................................    Filed as exhibit to the
                                                                     Company's 1999 Annual Report
                                                                     on Form 10-K (File No. 1-10545)
                                                                     and incorporated herein by
                                                                     reference.

             (c) Transatlantic Holdings, Inc. Amended and
             Restated By-Laws, as of March 25, 1999..............    Filed as exhibit to the Company's
                                                                     1998 Annual Report on Form 10-K
                                                                     (File No. 1-10545) and
                                                                     incorporated herein by
                                                                     reference.

             (d) Transatlantic Holdings, Inc.
             2003 Stock Incentive Plan ..........................    Filed as exhibit hereto.
             (e)  Form of RSU Award Agreement....................    Filed as exhibit hereto.
  5          Opinion of Gary A. Schwartz re validity.............    Filed as exhibit hereto.
  23         Consents of experts and counsel
             (a)  PricewaterhouseCoopers LLP.....................    Filed as exhibit hereto.
             (b)  Gary A.Schwartz, Esq. .........................    Included in Exhibit 5.
  24        Power of Attorney....................................    Included in signature pages.
